UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2020

STARWOOD REAL ESTATE INCOME TRUST, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-56046	82-2023409
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Washington Avenue Suite 800 Miami Beach, FL 33139

(Address of principal executive offices, including zip code)

(305) 695-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01.	Other Events.

July 2020 Rent Collections Update

As of July 30, 2020, Starwood Real Estate Income Trust, Inc. (the “Company”) has collected 97% of rent across all asset classes which continues to demonstrate that there has been no significant impact on the Company’s collections during the COVID-19 pandemic to date. Here is the breakdown by asset class:

•	Multifamily (42% of AUM) is 94% collected and 0.5% lower than the prior month
•	Office (29% of AUM) is 99% collected and consistent with the prior month
•	Industrial (8% of AUM) is 100% collected and 3% higher than the prior month
•	Medical Office (5% of AUM) is 87% collected and 3% lower than the prior month

Finally, hotel (5% of AUM) performance continues to recover. Month-over-month hotel occupancies have increased by 7% from an average occupancy of 38% in June to 45% in July.

July 2020 Distributions

On July 31, 2020, the Company declared distributions for each class of its common stock in the amount per share set forth below:

	Gross Distribution	Stockholder Servicing Fee	Net Distribution
Class I Common Stock	$0.1035	($0.0000)	$0.1035
Class D Common Stock	$0.1035	($0.0045)	$0.0990
Class T Common Stock	$0.1035	($0.0153)	$0.0882
Class S Common Stock	$0.1035	($0.0154)	$0.0881

The net distributions for each class of common stock (which represents the gross distributions less stockholder servicing fees for the applicable class of common stock) are payable to stockholders of record as of the close of business on July 31, 2020 and will be paid on or about August 5, 2020. These distributions will be paid in cash or reinvested in shares of the Company’s common stock for stockholders participating in the Company’s distribution reinvestment plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARWOOD REAL ESTATE INCOME TRUST, INC.

Date: July 31, 2020	By:	/s/ Matthew Guttin
Matthew Guttin
Chief Compliance Officer and Secretary